UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1385 S. Colorado Blvd., Building A, Suite 322, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 23, 2023, authID Inc. (the “Company”) entered into a securities purchase agreement with accredited investors (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering an aggregate of 8,975,967 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and in a concurrent private placement 8,897,266 shares (the “PIPE Shares”) of Common Stock (the “Offering”) at a per share price of $0.458 per share (or $0.50 if the purchaser is a director of the Company). The purchasers under the Purchase Agreement included Stephen J. Garchik (“Garchik”) and four directors of the Company, including the Chief Executive Officer and Chairman of the Board of Directors.

As previously disclosed, Garchik, who is a Holder (as defined below), the collateral agent for the Convertible Notes and a shareholder of the Company, entered into that certain Amended and Restated Facility Agreement, dated March 8, 2023 (the “A&R Facility Agreement”), with the Company and pursuant to the A&R Facility Agreement, loaned $900,000 to the Company on March 9, 2023, pursuant to a promissory note in favor of Garchik (the “Initial Promissory Note”). In the Offering, the Company and Garchik agreed that the Company would offset the purchase price of certain shares that Garchik agreed to purchase pursuant to the Purchase Agreement against the Company’s obligations under, and the cancellation of, the A&R Facility Agreement and the Initial Promissory Note and the related obligations of the Company’s subsidiaries ID Solutions, Inc., FIN Holdings, Inc. and Innovation in Motion, Inc. (the “Guarantors”) under the guaranty that that the Guarantors had entered into as a condition to Garchik lending under the Initial Promissory Note. Accordingly, Garchik has agreed that upon the closing of the Offering, the A&R Facility Agreement, the Initial Promissory Note and the Guaranty terminated.

The Registered Shares were offered and sold pursuant to a base prospectus, dated November 10, 2021, and a prospectus supplement, dated May 23, 2023, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-260641).

Engagement Agreement

On April 20, 2023, the Company entered into an engagement agreement (the “Engagement Agreement”) with Madison Global Partners, LLC (“Madison”), pursuant to which Madison agreed to serve as non-exclusive exclusive placement agent for the issuance and sale of the Registered Shares and the PIPE Shares. The Company has agreed to pay Madison an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the Offering and has agreed to issue stock purchase warrants (the “Madison Warrants”) to purchase up to 1,253,695 shares of common stock of the Company, which equal to 7.0% of the aggregate number of Shares placed in the Offering. Pursuant to the Engagement Agreement, the Company also agreed to reimburse Madison $60,000 for fees and expenses of legal counsel and other out-of-pocket expenses. The Engagement Agreement has indemnity and other customary provisions for transactions of this nature.

Exchange Agreement

On May 23, 2023, the Company entered into an exchange agreement with certain holders (“Holders”) of the March 2022 Senior Secured Convertible Notes (the “Convertible Notes”) of the Company (the “Exchange Agreement”), pursuant to which the Company agreed to issue 19,043,245 shares (the “Exchange Shares”) of Common Stock to the Holders in exchange for the Holders’ Convertible Notes (the “Note Exchange”) at a per share price of $0.472 per share (or $0.515 if the Holder is a director, officer or insider of the Company.

Amendments to Convertible Notes

On May 23, 2023, the Company solicited the consent of the Holders to eliminate substantially all of the restrictive covenants and a related event of default in the Convertible Notes. The Company received consent from Holders representing over the necessary 66.67% of the outstanding principal amount under the Convertible Notes (the “Requisite Consents”). Upon receipt of the Requisite Consents, the Convertible Notes were amended to remove Sections 4(a)(xvi) and 13(b)–(g), (i), (n) and (o).

The foregoing descriptions of the Purchase Agreement, the Engagement Agreement, the Madison Warrants and the Exchange Agreement are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Engagement Agreement, the Madison Warrants and the Form of Exchange Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Fleming PLLC relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The PIPE Shares and the Exchange Shares described in this Current Report on Form 8-K were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 8.01 Other Events

As a result of the closing of the Offering and the Note Exchange, the Company’s total stockholder equity is now in excess of $2.5 million. Accordingly, the Company believes that it has regained compliance with Nasdaq Listing Rule 5550(b)(1) requiring minimum stockholder’s equity of $2.5 million for continued listing.

*****

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01  Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit No.	Description
5.1	Opinion of Fleming PLLC
10.1*	Form of Securities Purchase Agreement, dated as of May 23, 2023, between the Company and accredited investors
10.2	Engagement Agreement, dated as of April 20, 2023, between the Company and Madison Global Partners, LLC
10.3	Stock Purchase Warrant dated May 26, 2023 issued to Madison Global Partners, LLC
10.4*	Form of Exchange Agreement, dated as of May 23, 2023, between the Company and certain Holders
23.1	Consent of Fleming PLLC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: May 26, 2023	By:	/s/ Hang Thi Bich Pham
	Name:	Hang Thi Bich Pham
	Title:	Chief Financial Officer

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